UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 23, 2005 (September 16, 2005)

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-51001	04-3613924
(State of or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries, entered into an Amended and Restated Forbearance and Modification Agreement (the “Revised Forbearance Agreement”), dated as of September 15, 2005, with CapitalSource Finance LLC (“CapitalSource”), the lender under its Revolving Credit, Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”). Pursuant to the Revised Forbearance Agreement, CapitalSource has agreed until December 15, 2005, to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s prior noncompliance with certain terms of the Credit Agreement. The Revised Forbearance Agreement requires the Company to abide by the terms of the Credit Agreement and to satisfy additional requirements set forth in the Revised Forbearance Agreement. The Company may request a 30-day extension to the Revised Forbearance Agreement, if on December 15, 2005, the Company is in full compliance with the Revised Forbearance Agreement and otherwise satisfies the additional requirements set forth in the Revised Forbearance Agreement. A copy of the Revised Forbearance Agreement is included as Exhibit 10.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, Bristol Investment Fund, Ltd. (“Bristol”) notified the Company that the Company is in default of the terms of the Company’s Convertible Debentures (the “Debentures”) and related warrants to purchase common stock, issued by the Company in May 2005, due to alleged breaches by the Company of the terms of the Debenture and Purchase Agreement between the Company and Bristol. By letter dated September 19, 2005, Bristol notified the Company of its demand for payment under the Debentures equal to approximately $6,288,373 plus interest and any costs of collection.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In light of the previously disclosed engagement of Alvarez & Marsal, LLC by the Company, John Sercu has resumed his prior position of Chief Operating Officer effective September 15, 2005.

Item 8.01. Other Events.

The Company has withdrawn its previously disclosed offer for a standstill with Palisades Master Fund LLP and Bristol Investment Fund, Ltd.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Amended and Restated Forbearance and Modification Agreement, dated as of September 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ John Sercu
John Sercu Chief Operating Officer

Date: September 23, 2005